Exhibit 99.2

Fujian Tenet & Partners

Legal Opinion

Regarding Whether

Feline Culture Holdings Limited

Requires Filing with the China Securities Regulatory Commission

Under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies

and

Whether it Requires Declaration for Cybersecurity Review

Under the Measures for Cybersecurity Review

For its Listing on the New York Stock Exchange in the United States

(2026) Tenet Yi Zi No. 030

February 6th, 2026

Legal Opinion

To:	Feline Culture Holdings Limited

Fujian Tenet & Partners is a law firm qualified to practice law in the People’s Republic of China (“China” or “PRC”; for the purpose of this Legal Opinion only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan region of China) and is qualified to engage in securities legal business.

Accepting the entrustment of Feline Culture Holdings Limited (the “Issuer”), regarding the initial public offering of shares by Feline Culture Holdings Limited overseas and its listing on the New York Stock Exchange in the United States (the “Proposed Issuance and Listing”), and specifically addressing issues such as “whether the Issuer needs to file with the China Securities Regulatory Commission under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” and “whether the Issuer needs to declare a cybersecurity review under the Measures for Cybersecurity Review,” we hereby issue this Legal Opinion. This Legal Opinion is issued in accordance with the Securities Law of the People’s Republic of China, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), the Guideline for the Application of Regulatory Rules—Overseas Offering and Listing No. 1, the Guideline for the Application of Regulatory Rules—Overseas Offering and Listing No. 2: Guidelines on the Content and Format of Filing Materials, the Measures for Cybersecurity Review, and other relevant laws, administrative regulations, and relevant provisions of the China Securities Regulatory Commission (CSRC), following recognized business standards, ethical norms, and the spirit of diligence and responsibility of the legal profession.

[Declaration]

I. In accordance with the requirements of applicable laws, administrative regulations, and relevant provisions of the CSRC, and upon the entrustment of the Issuer, the handling lawyers of this Firm have issued legal opinions based on facts that occurred and existed prior to the Benchmark Date of this Legal Opinion (unless otherwise specified herein), based on our understanding of relevant facts and our comprehension of applicable laws, administrative regulations, and CSRC provisions.

II. For the purpose of issuing this Legal Opinion, this Firm has reviewed the relevant documents provided by the Issuer and has obtained statements and explanations made by the Issuer regarding relevant facts. This Legal Opinion is also based on the following representations and warranties of the Issuer: The Issuer has warranted and promised that the documents provided and the oral and written statements made are complete, true, accurate, and valid; that the signatories of the provided documents possess the capacity for civil rights and civil conduct to sign such documents; that all signatures and seals in the provided documents are authentic; that any signed documents have been validly authorized by the relevant parties and signed by their duly authorized representatives; that the copies of the documents conform to the originals; and that all facts and documents sufficient to affect this Legal Opinion have been disclosed to this Firm without any concealment, omission, misleading statements, or deviations. The signatures and/or seals on relevant documents and materials are authentic. Where documents and materials provided are copies, photocopies, or scanned copies, such copies, photocopies, or scanned copies are consistent with the original materials or originals.

Legal Opinion

III. This Firm expresses opinions based on PRC laws that are currently effective, publicly available, and implemented as of the Benchmark Date of this Legal Opinion. Our opinions are subject to PRC laws as amended, interpreted, or newly promulgated from time to time, and are subject to the interpretation, implementation, and application of specific requirements under PRC laws by PRC legislative, administrative, and judicial bodies, as well as the discretion exercised by any competent PRC authority in the performance of their duties. Furthermore, this Opinion is subject to the following other limitations: (1) principles of fairness, good faith, public interest, and national interest affecting the enforceability of contractual rights; (2) circumstances deemed as major misunderstanding, obvious unfairness, fraud, coercion, or taking advantage of another’s precarious position in connection with the conclusion, signing, or performance of any contract; (3) rulings on judicial remedies by any court or legal proceeding, including but not limited to specific performance, injunctions, compensation, damages, etc.

IV. In this Legal Opinion, based on the documents, materials, representations, and explanations provided by the Issuer prior to the Benchmark Date, as well as other documents and results of interviews and inquiries that this Firm deemed necessary to reference, this Firm expresses legal opinions solely on the review and understanding of such facts and the understanding of PRC laws. In this Legal Opinion, this Firm expresses opinions only on PRC legal issues involved in the Proposed Issuance and has no intention nor capacity to express any opinions on other non-PRC legal matters such as accounting, auditing, tax treatment, and asset appraisal.

V. Regarding documents and facts that Chinese lawyers are generally unable to verify independently, this Firm relies on opinions, explanations, other documents, or oral testimony issued by relevant government departments, judicial authorities, accounting firms, and other intermediaries, or interviews conducted with relevant government departments, judicial authorities, and other third parties.

VI. This Legal Opinion expresses legal opinions solely based on PRC law and does not express legal opinions based on any laws outside of China. This Firm and its lawyers do not possess the appropriate qualifications to express legal opinions on overseas legal matters. Relevant content involving overseas legal matters in this Legal Opinion consists of citations, excerpts, and translations of relevant legal documents or overseas documents from overseas lawyers, subject to the relevant representations, assumptions, and conditions of said overseas lawyers. At the same time, regarding matters or facts crucial to this Legal Opinion that involve relevant overseas laws, the facts described in the legal opinions, legal memorandums, or relevant overseas documents issued by relevant overseas lawyers are assumed to be true, accurate, and free of omissions and misleading statements, and the arrangements under overseas laws are assumed not to violate corresponding overseas laws and to be valid and enforceable.

VII. According to the requirements of Article 9 of the Administrative Measures for Law Firms Engaging in Securities Legal Business and other applicable laws and regulations, as the PRC counsel for the Issuer, this Firm issues this Legal Opinion solely to the Issuer and not to the subscribers of the Proposed Issuance or other interested institutions or individuals. No institution or individual other than the Issuer may rely on any legal opinion (including this Legal Opinion) issued by this Firm.

Legal Opinion

Table of Contents

[Declaration]			2

[Definitions]			5

[Main Text]			6

I.	Basic Situation of the Issuer		6

	(I)	Basic Situation of Establishment and Registration	6

	(II)	Situation of Related Entities Controlled by the Issuer	6

	(III)	Issuer’s Equity Structure Chart	7

	(IV)	Business Operation Situation of the Issuer	7

	(V)	Situation of Senior Management Personnel Responsible for Operation and Management	7

II.	Legal Opinion on Whether Feline Culture Holdings Limited’s Listing on NYSE Requires Filing with the CSRC under the Trial Measures		8

III.	Legal Opinion on Whether Feline Culture Holdings Limited’s Listing on NYSE Requires Cybersecurity Review Declaration under the Cybersecurity Review Measures		9

IV.	Overall Concluding Opinion		10

[Miscellaneous]			11

Legal Opinion

[Definitions]

Unless otherwise indicated in this Legal Opinion, the full names, meanings, and connotations of the following terms or phrases are as follows:

Issuer, Feline (Cayman)	Refers to	Feline Culture Holdings Limited
Proposed Issuance and Listing	Refers to	Feline Culture Holdings Limited’s initial public offering of shares overseas and listing on the New York Stock Exchange in the United States
Feline (BVI)	Refers to	Feline Culture Limited
Feline (Hong Kong)	Refers to	Feline Culture (Hong Kong) Limited
Benchmark Date	Refers to	December 31, 2025
BVI	Refers to	The British Virgin Islands
Cayman Islands	Refers to	The Cayman Islands
Hong Kong	Refers to	The Hong Kong Special Administrative Region of the People’s Republic of China
Prospectus	Refers to	The FORM F-1 issued by Feline Culture Holdings regarding the Proposed Issuance and Listing in accordance with US laws and relevant regulatory rules
Laws and Regulations	Refers to	PRC laws, administrative regulations, administrative rules, relevant provisions of competent regulatory agencies, and other normative documents that have been publicly promulgated, are in effect, and are currently valid. For the purpose and background of this Legal Opinion, “Laws, Regulations, and Normative Documents” mentioned herein do not include the laws, regulations, and normative documents of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan region of the People’s Republic of China.
Trial Measures	Refers to	Under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies
Under the Measures for Cybersecurity Review	Refers to	The Measures for Cybersecurity Review (Order No. 8 of the Cyberspace Administration of China)
China	Refers to	The People’s Republic of China; for the purpose of this Opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan region of the PRC.
Hong Kong	Refers to	The Hong Kong Special Administrative Region of the People’s Republic of China
United States / US	Refers to	The United States of America
NYSE	Refers to	New York Stock Exchange
This Legal Opinion	Refers to	The Legal Opinion of Fujian Tenet & Partners Regarding Whether Feline Culture Holdings Limited Requires Filing with the China Securities Regulatory Commission Under the <Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies> and Whether it Requires Declaration for Cybersecurity Review Under the <Measures for Cybersecurity Review> for its Listing on the New York Stock Exchange
This Firm / Attorneys of this Firm	Refers to	Fujian Tenet & Partners, and the practicing lawyers of Fujian Tenet & Partners executing the work related to this Legal Opinion
Yuan / Ten Thousand Yuan	Refers to	Unless explicitly stated otherwise in this Legal Opinion, refers to the lawful currency of the PRC, Renminbi Yuan / Ten Thousand Yuan
USD	Refers to	United States Dollar; Currency abbreviation: USD

Legal Opinion

[Main Text]

I. Basic Situation of the Issuer

(I) Basic Situation of Establishment and Registration

According to the Issuer’s incorporation documents and the Issuer’s confirmation, the Issuer is a company duly established and validly existing in the Cayman Islands under the laws of the Cayman Islands. As of the Benchmark Date of this Legal Opinion, the basic situation of the Issuer is as follows:

Name	Feline Culture Holdings Limited
Registration Number	418632
Date of Establishment	February 12, 2025
Place of Incorporation	Cayman Islands
Contact Address	3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands

(II) Situation of Related Entities Controlled by the Issuer

According to the incorporation documents of Feline (BVI) and the Issuer’s confirmation, Feline (BVI) is a company duly established and validly existing in the BVI under the laws of the BVI. As of the Benchmark Date of this Legal Opinion, the basic situation of Feline (BVI) is as follows:

Name	Feline Culture Limited
Registration Number	2170714
Date of Establishment	February 27, 2025
Place of Incorporation	BVI
Registered Address	Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands
Shareholding Structure	Feline Culture Holdings Limited holds 100% equity of Feline (BVI)

According to the incorporation documents of Feline (Hong Kong) and the Issuer’s confirmation, Feline (Hong Kong) is a company duly established and validly existing in Hong Kong under the laws of Hong Kong. As of the Benchmark Date of this Legal Opinion, the basic situation of Feline (Hong Kong) is as follows:

Name	Feline Culture (Hong Kong) Limited
Company Registration No.	71054894
Date of Establishment	August 9, 2019
Place of Incorporation	Hong Kong
Registered Address	UNIT 903A,9/F., CAMERON COMMERCIAL CENTRE, 458-468 HENNESSY ROAD, CAUSEWAY BAY, HONG KONG
Shareholding Structure	Feline (BVI) holds 100% equity of Feline (Hong Kong)

Legal Opinion

(III) Issuer’s Equity Structure Chart

(IV) Business Operation Situation of the Issuer

According to the Issuer’s Prospectus and the Issuer’s confirmation, as of the Benchmark Date of this Legal Opinion, the business operation situation of the Issuer is as follows:

1. Providing online interactive marketing services, including data-driven online brand marketing, implementing search advertising placement, push advertising placement, and/or banner advertising placement on major online platforms such as Google, TikTok, and YouTube.

2. Developing AIGC-supported interactive marketing mini-games, creating customized marketing content, conducting precise advertising marketing on online platforms, and providing post-campaign performance evaluation.

(V) Situation of Senior Management Personnel Responsible for Operation and Management

According to the Issuer’s Prospectus and the Issuer’s confirmation, as of the Benchmark Date of this Legal Opinion, the senior management personnel responsible for the operation and management of the Issuer are as follows:

Name	Gender / Nationality	Position
Liao Binglin	Male / Chinese	Chairman and CEO
Chen Xiaomin	Female / Chinese	CFO

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II. Legal Opinion on Whether Feline Culture Holdings Limited’s Listing on NYSE Requires Filing with the CSRC under the Trial Measures

As of the date of issuance of this Legal Opinion, based on the Issuer’s Prospectus and the Issuer’s confirmation, combined with the Issuer’s relevant establishment, investment, and business situation, this Firm’s legal opinion on whether Feline Culture Holdings Limited requires filing with the CSRC under the Trial Measures for its listing on the New York Stock Exchange is as follows:

1. The Issuer has not established or controlled any “Domestic Enterprise” as defined in the Trial Measures

According to Paragraph 1, Article 34 of the Trial Measures:

“Domestic enterprises as mentioned in these Measures refer to enterprises registered and established within the territory of the People’s Republic of China, including domestic joint-stock limited companies conducting direct overseas offering and listing, and domestic operating entities of subjects conducting indirect overseas offering and listing.”

The Issuer has not established or controlled any Domestic Enterprise as defined in the Trial Measures.

2. The Issuer does not fall under “Direct Overseas Offering and Listing by Domestic Enterprises” as defined in the Trial Measures

According to Paragraph 1, Article 2 of the Trial Measures:

“Direct overseas offering and listing by domestic enterprises refers to overseas offering and listing by joint-stock limited companies registered and established within the territory.”

The Issuer has not established or controlled any domestic joint-stock limited company established within China, and thus the circumstance of “direct overseas offering and listing by domestic enterprises” defined in the Trial Measures does not exist.

3. The Issuer does not fall under “Indirect Overseas Offering and Listing by Domestic Enterprises” as defined in the Trial Measures

According to Article 15 of the Trial Measures:

“Where an issuer simultaneously meets the following circumstances, it shall be deemed as an indirect overseas offering and listing by a domestic enterprise:

(1) Any of the financial indicators including operating revenue, total profit, total assets, or net assets of the domestic enterprise(s) in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period;

(2) The main links of business activities are carried out within the territory or the main places of business are located within the territory, or the majority of senior management personnel responsible for operation and management are Chinese citizens or habitually reside within the territory.

The determination of indirect overseas offering and listing by domestic enterprises shall follow the principle of substance over form.”

The Issuer has not established or controlled any domestic enterprise established within China. The Issuer primarily provides online interactive marketing services, including data-driven online brand marketing via search ads, push ads, and/or banner ads on major platforms like Google, TikTok, and YouTube, as well as developing AIGC-supported interactive marketing mini-games, creating customized marketing content for precise advertising, and providing performance evaluation.

The Issuer does not meet the condition where “any of the financial indicators including operating revenue, total profit, total assets, or net assets of the domestic enterprise(s) in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements,” nor the condition where “the main links of business activities are carried out within the territory or the main places of business are located within the territory, or the majority of senior management personnel responsible for operation and management are Chinese citizens or habitually reside within the territory.” Therefore, the circumstance of “indirect overseas offering and listing by domestic enterprises” defined in the Trial Measures does not exist.

Legal Opinion

4. The Issuer has not engaged in transaction behaviors defined in the Trial Measures as “achieving direct or indirect overseas listing of domestic enterprise assets through single or multiple acquisitions, share swaps, transfers, and other transaction arrangements”

According to Article 17 of the Trial Measures:

“Where a direct or indirect overseas listing of domestic enterprise assets is achieved through single or multiple acquisitions, share swaps, transfers, and other transaction arrangements, the domestic enterprise shall file in accordance with the provisions of Paragraph 1 of Article 16. If no application documents are submitted overseas, the filing shall be made within 3 working days from the date of the listed company’s first announcement of the specific transaction arrangements.”

At the time of this Proposed Issuance and Listing, the Issuer has not engaged in relevant transaction behaviors sufficient to be deemed as “achieving direct or indirect overseas listing of domestic enterprise assets through single or multiple acquisitions, share swaps, transfers, and other transaction arrangements,” and generally is not currently required to perform filing pursuant to Article 17 of the Trial Measures.

III. Legal Opinion on Whether Feline Culture Holdings Limited’s Listing on NYSE Requires Cybersecurity Review Declaration under the Cybersecurity Review Measures

As of the date of issuance of this Legal Opinion, according to the Issuer’s Prospectus and the Issuer’s confirmation:

1. The Issuer has not established or controlled any domestic operating entity, does not self-operate, jointly operate, or associate operate any network platform, and has not received notification from competent departments responsible for the security protection of critical information infrastructure identifying it as a Critical Information Infrastructure Operator (CIIO);

2. The Issuer’s main business is online interactive marketing services, including data-driven online brand marketing via Google, TikTok, and YouTube (search, push, banner ads), developing AIGC interactive marketing mini-games, creating custom content, precise advertising, and performance evaluation. The circumstance stipulated in the Cybersecurity Review Measures regarding a “network platform operator possessing personal information of more than one million users going abroad for listing” does not exist;

3. Comprehensively considering the content and characteristics of the business actually engaged in by the Issuer currently, the probability of the Issuer being determined as “affecting or possibly affecting national security” is low;

4. The Issuer has not received any written notification from the Cybersecurity Review Office or other member units of the cybersecurity review mechanism requiring it to fulfill a cybersecurity review or initiate a cybersecurity review.

In view of this, the lawyers of this Firm are of the opinion that: According to the information confirmed by the Issuer, and combined with the Issuer’s relevant establishment, investment, and business situation, the Issuer does not need to fulfill cybersecurity review procedures or obtain safety review opinions issued by relevant departments for the Proposed Issuance and Listing.

Legal Opinion

IV. Overall Concluding Opinion

In summary, the lawyers of this Firm are of the opinion that:

The Issuer has not established or controlled any “Domestic Enterprise” as defined in the Trial Measures, nor does the Issuer fall under “direct overseas offering and listing by domestic enterprises” or “indirect overseas offering and listing by domestic enterprises” as defined in the Trial Measures. The Issuer has not currently engaged in relevant transaction behaviors defined in the Trial Measures as “achieving direct or indirect overseas listing of domestic enterprise assets through single or multiple acquisitions, share swaps, transfers, and other transaction arrangements,” and is currently not required to perform filing pursuant to Article 17 of the Trial Measures.

According to the relevant operating information and business situation confirmed by the Issuer, the Issuer does not need to fulfill cybersecurity review procedures or obtain safety review opinions issued by relevant departments for the Proposed Issuance and Listing.

This Legal Opinion is solely for the purpose of the Proposed Issuance and Listing and shall not be used by anyone for purposes other than the Proposed Issuance and Listing.

This Legal Opinion shall become effective upon being signed by the handling lawyers of this Firm and affixed with the official seal of this Firm.

In accordance with the Administrative Measures for Law Firms Engaging in Securities Legal Business jointly issued by the CSRC and the Ministry of Justice and effective from December 1, 2023, and the Notice on Issuing the Application Opinion on Article 11 of the <Administrative Measures for Law Firms Engaging in Securities Business>—Securities and Futures Legal Application Opinion No. 2 (Zheng Jian Fa Lv Zi [2007] No. 14) issued by the CSRC on November 20, 2007, this Firm, as the PRC legal counsel for the Issuer, cannot issue legal opinions to the sponsor or the underwriting securities company. Therefore, this Legal Opinion is issued solely by this Firm to the Issuer, and not to the Issuer’s listing sponsor, underwriters, or their legal advisors; however, the Issuer may provide this Legal Opinion to its listing sponsor, underwriters, and their legal advisors for reference.

Legal Opinion

[Miscellaneous]

This Legal Opinion is issued and becomes effective after being sealed by this Firm and signed by the handling lawyers.

This Legal Opinion is made in three (3) copies; two (2) copies to be held by the client, and one (1) copy to be held by this Firm.

[No text below; this is the Signature Page for the Legal Opinion of Fujian Tenet & Partners Regarding Whether Feline Culture Holdings Limited Requires Filing with the China Securities Regulatory Commission Under the <Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies> and Whether it Requires Declaration for Cybersecurity Review Under the <Measures for Cybersecurity Review> for its Listing on the New York Stock Exchange, Numbered (2026) Tenet Yi Zi No. 030]

Fujian Tenet & Partners

Handling Lawyer (Signature):	/s/ CHEN Wenqi
(Chen Wenqi)

Handling Lawyer (Signature):	/s/ ZENG Jiaming
(Zeng Jiaming)

February 6th, 2026

Attachments:	Law Firm Practice License - Fujian Tenet & Partners;
Qualification Certificate for Law Firms Engaging in Securities Legal Business - Fujian Tenet & Partners;
Lawyer’s Practice Licenses - Chen Wenqi, Zeng Jiaming.